Exhibit 10.1

August 23, 2016

Matthew T. Shafer

Allaire Country Club Estates

173 Tennis Court

Wall Township, NJ 07719

Dear Matthew:

Ocean Power Technologies, Inc. (“OPT” or the “Company”) is very pleased to offer you a position as a full-time employee with the Company under the terms contained in this employment letter and the Attachment hereto.

OPT hereby offers to you the position of Chief Financial Officer (“CFO”), Vice President – Finance, and Treasurer, reporting to the Company’s President and Chief Executive Officer (“CEO”), subject to the satisfactory completion of background checks. As such, your duties and responsibilities will be those duties and responsibilities consistent with similar positions in a publicly traded company in the United States, and as may be assigned by me as the Company’s CEO or by the Audit Committee of the Company’s Board of Directors. In addition to the foregoing, your duties and responsibilities will also include, but shall not be limited to, your management of the OPT finance department.

OPT may alter your position and your duties and responsibilities as deemed appropriate by the Company in the future. In addition, you will have the following responsibilities: (i) to devote attention, labor, skill and energy to the business of the Company; (ii) to diligently and to the best of your ability perform all duties incident to your employment as described in this letter; and (iii) to use your best efforts to promote the interests, goodwill and welfare of the Company.

Compensation for your services, subject to the terms of this letter, shall be a base salary of $220,000 per annum, to be paid semi-monthly in accordance with OPT’s standard payroll practices, for as long as you are employed by the Company or until a change is made by OPT to your salary. Payments to you will be less all amounts required to be withheld by federal, state and all other applicable income tax laws, regulations and rulings. You will receive reviews of your job performance in accordance with OPT’s policies. Adjustments to your compensation, if any, will generally be considered on an annual basis and will generally occur (but are not required to occur) in May or June of each year. In addition, you will be eligible for consideration of an annual target bonus award of 35% of your base salary based upon your performance and that of the Company. In addition, subject to approval by the Company’s Board of Directors following the Company’s planned meeting of stockholders in the fall of 2016, you will be considered for an award of the Company’s common stock targeted to equate to 50% of your base salary to vest, if at all, over the next three years (using the start date of your employment with the Company) but based on your attaining certain performance goals to be agreed upon by the Company’s CEO.

Matthew T. Shafer

August 23, 2016

In addition to the foregoing compensation, during your employment with the Company you will be entitled to participate in all employee benefit plans and programs now or in the future maintained by the Company, so long as you meet any applicable eligibility requirements. You will also receive vacation time to be accrued in accordance with the Company’s policies, which total amount shall be three weeks of annual paid vacation. Under OPT’s current policy, after every four week until a maximum of four weeks’ vacation is earned. Consistent with the Company’s existing policies, you will be permitted to use up to five paid sick days each year and you will receive ten holidays with pay each year.

If you accept this offer, the start date of your employment with the Company will be Wednesday, September 7, 2016. You will be expected to work at the Company’s office in Pennington, New Jersey, or at other locations as may be directed by the Company’s CEO, during OPT’s normal business hours, as well as any additional hours needed in order to complete your duties, responsibilities and assigned tasks. In light of the location of your current residence in the State of New Jersey, OPT is not offering you any relocation costs.

After you have completed six months of service to the Company, in the event you terminate your employment with the Company for “Good Reason,” as defined below, or if the Company should terminate your employment other than (i) for “Cause,” as defined below, or (ii) because you cannot perform your services as result of physical or mental incapacitation, you will be eligible to receive six months of your base salary as a severance payment, and you will be eligible to receive medical and dental benefits under the Company’s medical and dental plans then in effect. Any severance payment including the benefits described above will be paid by the Company as salary continuation in accordance with its regular payroll practices, and will be conditioned upon the execution and non-revocation by you of a severance agreement and general release provided by the Company in which you will release any and all claims you may have against the Company and its affiliates (to the extent permitted by applicable law).

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

Matthew T. Shafer

August 23, 2016

“Cause” as used in this employment letter shall mean a termination of your employment by the Company because you have done any of the following: (a) materially breached or materially failed to perform your duties and responsibilities as set forth in this employment agreement or its Attachment or under applicable law; (b) failed to follow a lawful and reasonable directive of the Company’s CEO or the Company’s Board of Directors; (c) failed to follow the Company’s policies and procedures in effect from time to time; (d) committed an act of dishonesty in the performance of your duties and responsibilities or engaged in willful misconduct detrimental to the business of the Company; (e) been indicted on felony charges; (f) been convicted of misdemeanor charges involving any crime of moral turpitude; (g) breached in any material respect or failed to perform in any material respect your obligations and duties in any agreement between you and the Company; or (h) violated your restrictive covenants with the Company including, without limit, your non-compete, non-solicit, non-hire, confidentiality obligations, and intellectual property transfer obligations regarding the ownership of intellectual property created or developed, in whole or in part, by you while an employee of the Company as set forth in the Attachment to this employment letter. “Good Reason” as used in this employment letter shall mean a material diminution of your duties and responsibilities or a material change in the position to which you report. A termination by you for Good Reason can only occur if (i) within sixty (60) days after the initial occurrence of the condition giving rise to Good Reason you have given a written notice of such to the Company, (ii) the Company has not cured the condition within thirty (30) days after receipt of such notice, and (iii) you actually cease employment within thirty (30) days after the period set forth in clause (ii) above.

By accepting this offer, you recognize and acknowledge that you may have access to certain ideas, processes, strategies, trade secrets, methods of operation or other non-public information (whether or not that non-public information is material), or involving the business, technology, operations, financial condition or services of OPT or any of its subsidiaries, or any and all other similar information all of which is collectively referred to in this employment letter as “Confidential Information” of OPT, and you further recognize and acknowledge that that all such Confidential Information constitutes valuable, special and unique property of OPT. You agree that you will not, without the prior written consent of OPT, disclose or authorize or permit anyone under your direction to disclose to anyone not properly entitled thereto any such Confidential Information. Accordingly, as part of your acceptance of this offer, you agree to execute and to be bound by that certain Proprietary Information, Restrictive Covenant and Inventions Agreement (the “Agreement”) attached hereto and incorporate herein. By accepting this offer, you further represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with OPT and carrying out your responsibilities to the Company or which in any way otherwise interferes with or is in conflict with such employment.

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

Matthew T. Shafer

August 23, 2016

This employment letter and the Attachment shall not be construed as an agreement, either express or implied, to employ you for any stated term and shall in no way alter OPT’s policy of employment at-will under which both you and OPT remain free to terminate the employment relationship at any time, with or without notice, and with or without Cause (as defined above). This letter and the Agreement constitute the entire offer to you by the Company and, if you accept, they shall constitute the entire agreement between you and the Company and shall be governed by the laws of the State of New Jersey. If you agree to the terms of this offer, please sign and date below, as well as on the Agreement and return a copy to me by email message and then mail the originals to the Company to my attention.

This offer is valid through 5:00 pm (EDT), Tuesday, August 23, 2016.

Should you have any questions concerning this offer, or any other question about the Company and this position, please contact me by telephone as soon as possible. I look forward to hearing from you.

Sincerely,

George H. Kirby

OPT President and CEO

I have read and understand this employment letter and the Attachment hereto. The foregoing correctly sets forth the terms of my employment with OPT.

_______/s/ Matthew T. Shafer____          DATE: ____August 23, 2016_____

Matthew T. Shafer

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

Matthew T. Shafer

August 23, 2016

ATTACHMENT

Ocean Power Technologies, Inc.

PROPRIETARY INFORMATION, RESTRICTIVE COVENANT AND

INVENTIONS AGREEMENT

As an employee of OCEAN POWER TECHNOLOGIES, INC., or any of its subsidiaries or affiliates (together, the “Company”), and as a condition of my employment by the Company and in consideration of the compensation now and hereafter paid to me, I agree to the following:

1.     MAINTAINING CONFIDENTIAL INFORMATION

(a) Company Information - I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, such Company information shall include information relating to products, processes, know-how, designs, formulas, methods, samples, media and/or cell lines, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

(b) Former Employer Information - I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless previously and specifically consented to in writing by said employers or companies.

(c) Third Party Information - I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential and proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company’s agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company’s agreement with the third party), unless expressly authorized to act otherwise by an officer of the Company.

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

Matthew T. Shafer

August 23, 2016

2.	ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS

(a) Inventions and Original Works Assigned to the Company - I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works or authorship, developments, improvements or trade secrets which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company.

I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United Stations Copyright Act (17 U.S.C., Section 101).

(b) Inventions and Original Works Assigned to the United States - I hereby assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(c) Obtaining Letters Patent, Copyright Registrations and Other Protections - I will assist the Company in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) that the Company may reasonable request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such proprietary rights to the Company or its designee. My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

Matthew T. Shafer

August 23, 2016

(d) Obligation to Keep the Company Informed - In addition to my obligations under paragraph 2(a) above, during the period of my employment I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment by the Company, which records shall be available to and remain the sole property of the Company at all times.

3.	NON-COMPETITION

I agree that, during my employment with the Company and for a period of one (1) year after termination of my employment with the Company, I will not, without the Company’s expressed written consent, engage in any consulting, employment or business that is directly or indirectly competitive with the Company or assist others in any business that is competitive with the Company. A company shall be considered “competitive” with the Company if such company engages in any line of business in competition with the energy generation technology services and/or products with which I was, directly or indirectly, engaged while an employee of the Company.

4.	NON-SOLICITATION/NON-INTERFERENCE

(a) Employees and Independent Contractors - During my employment and for a period of one (1) year after termination of my employment with the Company, I will not recruit, solicit, or hire, or assist others in recruiting, soliciting or hiring, any past or present employee, director, contractor or other business associate (collectively each a “Business Relation”) or otherwise induce any Business Relation to terminate or cease his/her employment or other business relationship with the Company. The term Business Relation shall include those individuals or entities who were employed, engaged or associated with the Company during my employment or, if after the termination of my employment, within the twelve (12) month period prior to the termination of my employment.

(b) Clients, Customers and Business Contacts - During my employment and for the period of one (1) year after termination of my employment with the Company, I will not solicit, divert, or take away, or attempt to solicit, divert or take away the business or patronage of any of the clients, customers, business contacts or accounts of the Company which were contacted, solicited or served by me at any time during my employment with the Company or regarding which I had access to substantive confidential information.

5.	NO CONFLICTING OBLIGATIONS

I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

Matthew T. Shafer

August 23, 2016

6.	RETURN OF COMPANY PROPERTY

When I leave the employ of the Company or upon any request from the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that all Company property, including disks and other storage media and filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

7.	NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

8.	LEGAL AND EQUITABLE REMEDIES

Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

9.	GENERAL PROVISIONS

(a) Not an Employment Contract - I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

(b) Governing Law; Consent to Personal Jurisdiction - This Agreement will be governed by and construed according to the laws of the State of New Jersey, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in New Jersey for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(c) Entire Agreement - This Agreement sets forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

Matthew T. Shafer

August 23, 2016

(d) Severability - If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

(e) Successors and Assigns - This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

(f) Survival - The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest of other assignee.

(g) Waiver - No waiver by the Company of any breach of this Agreement shall be waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

(h) Notice - Any notices required or permitted hereunder hall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

This Agreement shall be effective as of the first day of my employment with the Company, namely:      September 7     , 2016.

I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY’S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

Dated: __August 23___________, 2016_	/s/ Matthew T. Shafer
Signature

Matthew T. Shafer
Printed Name of Employee

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404